Exhibit 4.47

Execution Version
Dated ____22__ December 2016
$39,600,000

AMENDMENT NO. 6 TO TERM LOAN FACILITY
SCORPIO BULKERS INC.
as Borrower
and
SBI CAKEWALK SHIPPING COMPANY LIMITED
SBI CHARLESTON SHIPPING COMPANY LIMITED
as Guarantors
and
NIBC BANK N.V.
as Agent and as Security Trustee

sixth SUPPLEMENTAL AGREEMENT
relating to
the financing of m.v.s. "SBI CAKEWALK" and "SBI CHARLESTON"

Exhibit 4.47

Index
Clause                                                     Page
1    Definitions and Interpretation                                        1
2    Agreement of the Creditor Parties                                    2
3    Conditions Precedent                                            3
4    Representations                                                3
5    Amendments to Loan Agreement and other Finance Documents                        3
6    Costs and Expenses                                            9
7    Notices                                                    9
8    Counterparts                                                9
9    Governing Law                                                9
10    Enforcement                                                9

Schedules

Schedule 1 Conditions Precedent                                     11
Schedule 2 Form of Marshall Islands Mortgage Addendum                         12

Execution

Execution Pages                                             16

Exhibit 4.47

THIS SIXTH SUPPLEMENTAL AGREEMENT is made on ____22nd_____ December 2017

PARTIES

(1)
SCORPIO BULKERS INC., a corporation incorporated in the Republic of the Marshall Islands whose registered office is at c/o Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, the Republic of the Marshall Islands as Borrower;

(2)
SBI CAKEWALK SHIPPING COMPANY LIMITED ("Owner A"), and SBI CHARLESTON SHIPPING COMPANY LIMITED ("Owner B"), each a corporation incorporated in the Republic of the Marshall Islands whose registered office is at c/o Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, the Republic of the Marshall Islands as Guarantors;

(3)	NIBC BANK N.V., as Agent on behalf of all the Lenders as listed in Schedule 1 of the Loan Agreement;

(4)	NIBC BANK N.V., as Agent on behalf of all the Swap Banks as listed in Schedule 2 of the Loan Agreement;

(5)	NIBC BANK N.V., as Agent; and

(6)	NIBC BANK N.V., as Security Trustee.

BACKGROUND

(A)	By the Loan Agreement, the Lenders agreed to make available to the Borrower a term loan facility of up to $39,600,000.

(B)
By the Guarantees, each Guarantor agreed to guarantee in favour of the Security Trustee all the obligations of the Borrower under the Loan Agreement and the other Finance Documents to which the Borrower is a party.

(C)	The Borrower has requested further changes to the financial covenants and repayment provisions of the Loan Agreement.

(D)
This Agreement sets out the terms and conditions on which the Creditor Parties agree, with effect on and from the Effective Date, at the request of the Borrower, to amend certain provisions of the Loan Agreement and to further amendments of the Loan Agreement and the other Finance Documents in connection with those matters.

OPERATIVE PROVISIONS

1	Definitions and Interpretation

1.1	Definitions
In this Agreement:
"Effective Date" means the date on which the Agent confirms to the Borrower and the Guarantors in writing that the conditions precedent in Clause 3 (Conditions Precedent) are satisfied.

"Guarantees" means together, the Owner A Guarantee and the Owner B Guarantee.

"Loan Agreement" means the loan agreement dated 27 June 2014 (as the same has been amended and supplemented by a first amendment dated 29 October 2014, a second amendment dated 6 February 2015, a third amendment dated 14 January 2016, a fourth amendment dated 29 March 2016, a fifth amendment dated 15 June 2016 and as the same may be further amended and supplemented from time to time) and made between,

Exhibit 4.47

amongst others, (i) the Borrower, (ii) the Lenders, (iii) the Swap Banks, (iv) the Agent and (v) the Security Trustee.
"Owner A Guarantee" means the guarantee dated 28 November 2014 made between (i) Owner A and (ii) the Security Trustee as amended by a first amendment dated 29 October 2015, a second amendment dated 6 February 2016, a third amendment dated 14 January 2016, a fourth amendment dated 29 March 2016 and a fifth amendment dated 15 June 2016.

"Owner B Guarantee" means the guarantee dated 28 November 2014 made between (i) Owner B and (ii) the Security Trustee as amended by a first amendment dated 29 October 2015, a second amendment dated 6 February 2016, a third amendment dated 14 January 2016, a fourth amendment dated 29 March 2016 and a fifth amendment dated 15 June 2016.

"Party" means a party to this Agreement.

"Third Mortgage Addendum" means, in respect of each Ship, a third addendum to the Mortgage for that Ship substantially in the form set out in Schedule 2 (Form of Marshall Islands Mortgage Addendum).

1.2	Defined expressions
Defined expressions in the Loan Agreement and the other Finance Documents shall have the same meanings when used in this Agreement unless the context otherwise requires or unless otherwise defined in this Agreement.

1.3	Application of construction and interpretation provisions of Loan Agreement
Clause 1.2 (construction of certain terms) to clause 1.6 (headings) of the Loan Agreement apply to this Agreement as if they were expressly incorporated in it with any necessary modifications.

1.4	Designation as a Finance Document
The Borrower and the Agent designate this Agreement as a Finance Document.

1.5	Third party rights
Save for the Creditor Parties, unless provided to the contrary in a Finance Document, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

2	Agreement of the Creditor Parties

2.1	Agreement of the Creditor Parties
The Creditor Parties agree, subject to and upon the terms and conditions of this Agreement:

(a)
to amend clause 1.1 (definitions), clause 8 (repayment and prepayment), clause 12 (corporate and financial covenants) and clause 20 (fees and expenses) of the Loan Agreement as more particularly described in Clause 5 (Amendments to Loan Agreement and other Finance Documents) of this Agreement;

(b)	in respect of each Ship, to amend the Mortgage in respect of such Ship in accordance with the terms of its Third Mortgage Addendum; and

(c)	to the consequential amendment of the Loan Agreement and the other Finance Documents in connection with the matters referred to in paragraph (a) above.

2.2	Effective Date
The agreement of the Creditor Parties contained in Clause 2.1 (Agreement of the Creditor Parties) shall have effect on and from the Effective Date.

Exhibit 4.47

3	Conditions Precedent
The agreement of the Creditor Parties contained in Clause 2.1 (Agreement of the Creditor Parties) is subject to:

(a)	no Event of Default continuing on the date of this Agreement and the Effective Date or resulting from the occurrence of the Effective Date;

(b)	the representations and warranties to be made by the Borrower and each Guarantor pursuant to Clause 4 (Representations) being true on the date of this Agreement and the Effective Date; and

(c)
the Agent having received all of the documents and other evidence listed in Schedule 1 (Conditions Precedent) in form and substance satisfactory to the Agent on or before 31 December 2016 or such later date as the Agent may agree with the Borrower.

4	Representations

4.1	Loan Agreement representations
The Borrower makes the representations and warranties set out in clause 10 (representations and warranties) of the Loan Agreement, as amended and supplemented by this Agreement and updated with appropriate modifications to refer to this Agreement, by reference to the circumstances then existing on the date of this Agreement and on the Effective Date.

4.2	Finance Document representations
The Borrower and each Guarantor makes the representations and warranties set out in the Finance Documents (other than the Loan Agreement) to which it is a party, as amended and supplemented by this Agreement and updated with appropriate modifications to refer to this Agreement, by reference to the circumstances then existing on the date of this Agreement and on the Effective Date.

5	Amendments to Loan Agreement and other Finance Documents

5.1	Specific amendments to the Loan Agreement
With effect on and from the Effective Date the Loan Agreement shall be, and shall be deemed by this Agreement to be amended as follows:

(a)	by adding the following new definitions to Clause 1.1 (definitions) of the Loan Agreement in the correct alphabetical places:

"Extended Maturity Date" means, in the case of each Tranche, 28 September 2020;

"Extension Conditions" means the conditions to be fulfilled by the Borrower in accordance with and as set out in Clause 8.18 (Extension Conditions);

"Further Deferred Repayment Instalments" means, in respect of each Tranche, the four (4) quarterly repayment instalments falling due between the start of the second quarter of 2019 and the end of the first quarter of 2020, the aggregate amount of which shall, subject to Clause 12.4 (Dividends), be added to the balloon instalment under each Tranche in accordance with and as more particularly described in Clauses 8.1 (Amount of repayment instalments) and 8.2 (Repayment Dates);

"Further Prepayment Instalments" means, in respect of each Tranche, the four (4) quarterly repayment instalments falling due between the start of the second quarter of 2018 and the end of the first quarter of 2019, the aggregate amount of which has been prepaid prior to the Sixth Supplement Effective Date in accordance with Clause 8.17 (Sixth Supplement mandatory prepayment).

Exhibit 4.47

"Mortgage" means, in relation to a Ship, the first priority or, as the case may be, preferred ship mortgage on the Ship under the applicable Approved Flag together with any deed of covenant collated thereto (if applicable) in the Agreed Form as the same has been or may be amended and supplemented by a Mortgage Addendum, a Second Mortgage Addendum and a Third Mortgage Addendum;

"Net Worth" means the sum of the Borrower’s capital stock, capital in excess of par or stated value of shares of its capital stock, retained earnings and any other account which, in accordance with GAAP. Constitutes stockholders’ equity, but excluding treasure stock and the effect of any impairment of intangible assets on or after the Nordea Closing Date;

“Nordea Closing Date” means 30 December 2014.

"Sixth Supplement" means the sixth supplement to this Agreement dated ___22nd__ December 2016 and made between the parties to this Agreement and the Guarantors;

"Sixth Supplement Effective Date" shall have the meaning given to the expression "Effective Date" in the Sixth Supplement;

Third Mortgage Addendum" means, in relation to each Ship, the third addendum to the Mortgage in respect of such Ship in the Agreed Form;

"Unsecured Senior Notes" means the 7.5 per cent. senior unsecured notes issued by the Borrower on 22 September 2014 and 16 October 2014 in an aggregate amount of $73,625,000 all due to mature on 15 September 2019;

(b)	by deleting the definition of "Consolidated Tangible Net Worth" in clause 1.1 (definitions) of the Loan Agreement and replacing it with the following new definition:

""Consolidated Tangible Net Worth" means, at any time of determination, the Net Worth of the Borrower and its subsidiaries at such time determined on a consolidated basis in accordance with GAAP minus goodwill and as adjusted to exclude (without duplication of any amounts excluded as impairment of intangible assets on or after the Nordea Closing Date in the definition of "Net Worth":

(a)

(i)	any incurred losses/write downs on assets sold and/or held for sale,

(ii)	any incurred losses on termination of any shipbuilding contract, and

(iii)	any impairment charges taken on assets,
in each case, on or after 31 March 2016; and

(b)	up to $100,000,000 of:

(i)	incurred losses/write downs on assets sold and/or held for sale;

(ii)	any incurred losses on termination of any shipbuilding contract; and

(iii)	any impairment charges taken on assets,
in each case, prior to 31 March 2016."

(c)
by adding the words "or, if the Extension Conditions are met, the Extended Maturity Date, as the case may be" after the words "Maturity Date" at the end of paragraph (b) of the definition of "Designated Transaction" in clause 1.1 (definitions) of the Loan Agreement;

Exhibit 4.47

(d)	by including each Third Mortgage Addendum as a Finance Document;

(e)
by deleting Clauses 8.1 (amount of repayment instalments) and 8.2 (repayment dates) of the Loan Agreement and replacing them with the following new Clauses 8.1 (amount of repayment instalments) and 8.2 (repayment dates):

"8.1	Amount of repayment instalments. The Borrower shall repay each Tranche by consecutive quarterly instalments as follows:

(a)	the first two repayment instalments of $412,500 each;

(b)	the third repayment instalment of $223,437.51;

(c)	the fourth repayment instalment of $349,479.17;

(d)	the fifth to the eighth repayment instalments constituting the Prepaid Instalments, of $349,479.17 each;

(e)	the ninth to the twelfth repayment instalments constituting the Deferred Repayment Instalments, of $239,340.28 each;

(f)
the thirteenth repayment instalment due during the first calendar quarter of 2018 of $239,340.28 (which amount has, prior to the date of the Fifth Supplement,) been prepaid in accordance with Clause 8.16 (Additional Mandatory Prepayment);

(g)	the fourteenth to the seventeenth repayment instalments constituting the Further Prepayment Instalments of $239,340.28 each;

(h)	the eighteenth repayment instalment due during the second calendar quarter of 2019, constituting a Further Deferred Repayment Instalment, of $239,340.28;

(i)
if the Extension Conditions have been met, the nineteenth to twenty first repayment instalments due in the third and fourth calendar quarters of 2019 and the first calendar quarter of 2020, constituting Further Deferred Repayment Instalments, of $239,340.28 each;

(j)	the twenty second repayment instalment due in the second calendar quarter of 2020 of $239,340.28; and

(k)	the twenty third repayment instalment due in the third calendar quarter of 2020 of $239,340.28, with the remainder of the Tranche then outstanding payable on the Maturity Date or, if the Extension Conditions have been met, on the Extended Maturity Date, as the case may be, which such balloon amount includes the aggregate of the Deferred Repayment Instalments and the Further Deferred Repayment Instalments applicable to such Tranche if and to the extent not already repaid pursuant to Clause 12.4 (Dividends).
8.2    Repayment Dates. In respect of each Tranche:

(a)	the first 4 repayment instalments shall be repaid quarterly with the first such repayment instalment due on the date falling 3 months after the Drawdown Date relating to that Tranche;

(b)	the Prepaid Instalments shall all be prepaid in accordance with paragraphs (b) or (c), as the case may be, of Clause 8.15 (Further mandatory prepayment);

Exhibit 4.47

(c)
the Deferred Repayment Instalments shall, on and from the Fourth Supplement Effective Date and, subject to Clause 12.4 (Dividends), be deferred and added to the balloon instalment payable on the Maturity Date or, if applicable, the Extended Maturity Date, as the case may be;

(d)	the thirteenth repayment instalment due on 27 February 2018 shall be prepaid in accordance with Clause 8.16 (Additional mandatory prepayment);

(e)
in respect of the following 4 repayment instalments (fourteen through to seventeen), constituting the Further Prepayment Instalments, these shall all be prepaid on or prior to the Sixth Supplement Effective Date in accordance with Clause 8.17 (Sixth Supplement mandatory prepayment);

(f)
the eighteenth repayment instalment shall be deferred and added to the balloon instalment payable on the Maturity Date or, if the Extension Conditions have been met at the relevant time, and subject to Clause 12.4 (Dividends), the Extended Maturity Date;

(g)
if the Extension Conditions have been met at the relevant time, the nineteenth to the twenty first repayment instalments shall, subject to Clause 12.4 (Dividends), be deferred and added to the balloon instalment payable on the Extended Maturity Date; and

(h)	if the Extension Conditions have been met, the twenty second and twenty third repayment instalments shall be repaid on 28 May 2020 and 28 August 2020 respectively, with the balloon instalment (including the Deferred Repayment Instalments and the Further Deferred Repayment Instalments for that Tranche to the extent not already repaid pursuant to Clause 12.4 (Dividends)) payable on the Maturity Date or, if applicable, the Extended Maturity Date, as the case may be.";

(f)	by adding a new clause 8.17 (sixth supplement mandatory prepayment) to the Loan Agreement as follows:
"8.17    Sixth Supplement mandatory prepayment. The Borrower is obliged to make the following prepayments:

(a)	in respect of the Tranche A, an aggregate amount of $957,361.12; and

(b)	in respect of the Tranche B, an aggregate amount of $957,361.12, and in each case, the Agent shall apply such prepayment against the four consecutive quarterly repayment instalments falling due in respect of such Tranche commencing the second quarter of 2018 as specified in paragraph (g) of Clause 8.1 (Amount of repayment instalments). The Agent hereby confirms that each such prepayment has been made in full and applied in accordance with this Clause prior to the date of the Sixth Supplement Effective Date.";

(g)	by adding a new clause 8.18 (extension conditions) to the Loan Agreement as follows:

"8.18	Extension conditions. If, by 15 June 2019, the Borrower can demonstrate to the satisfaction of the Agent that either:
(a)    the Unsecured Senior Notes have been fully repaid and/or refinanced; or

(b)
the Borrower maintains Cash and Cash Equivalents on a consolidated basis of not less than the aggregate of the 150 per cent. of the Minimum Liquidity and the amount of principal and interest then outstanding under the Unsecured Senior Notes, the Agent shall notify the Borrower that it agrees to extend the Maturity Date to the Extended Maturity Date in respect of each Tranche and such Maturity Date shall be extended to the Extended Maturity Date subject to receipt by the Agent of the fee referred to in paragraph (d) of Clause 20.1 (Arrangement, commitment, agency fees and maturity extension fees).";

Exhibit 4.47

(h)
by adding the words "or, if the Extension Conditions are met, the Extended Maturity Date, as the case may be" after the words "Maturity Date" at the end of paragraph (b)(iii) of clause 11.21 (use of proceeds and Intercompany Loans) of the Loan Agreement;

(i)	by deleting clause 12.4 (dividends) of the Agreement and replacing it with the following new clause 12.4 (dividends):

"12.4	Dividends

(a)
The Borrower shall not pay any dividend or make any other form of distribution or effect any form of redemption, purchase or return of share capital (together, a "Dividend or Distribution") at any time on or prior to 31 March 2020 unless the requirements of paragraph (b) of this Clause 12.4 (Dividends) are satisfied and thereafter shall not pay, make or effect any Dividend or Distribution if:

(i)	any Event of Default has occurred and is continuing at the time of the payment, making or giving effect to such Dividend or Distribution or will result from such action; or

(ii)	such Dividend or Distribution shall result in a breach of the financial covenants set out in Clauses 12.5 to 12.8 inclusive.

(b)	The requirements referred to in paragraph (a) above are as follows:

(i)
no later than the date of any payment, making or effecting a Dividend or Distribution (such date, the "Dividend Date"), the Borrower shall repay any and all Deferred Repayment Instalments and Further Deferred Repayment Instalments which would, at such Dividend Date, have fallen due for payment had they not been deferred in accordance with Clause 8.2 (Repayment Dates);

(ii)
the Borrower shall repay any and all Deferred Repayment Instalments and Further Deferred Repayment Instalments falling due after the Dividend Date as if such Deferred Repayment Instalments and Further Deferred Repayment Instalments had not been deferred pursuant to Clause 8.2 (Repayment Dates); and

(iii)	on the Dividend Date, none of the circumstances referred to in sub-paragraphs (i) and (ii) of paragraph (a) above have or will occur."

(j)	by deleting clause 12.8 (minimum interest coverage) of the Loan Agreement and replacing it with the following new clause 12.8 (minimum interest coverage):

"12.8	Minimum Interest Coverage. The Borrower shall maintain a ratio of Consolidated EBITDA to Consolidated Net Interest Expense greater than:

(a)	from 1 January 2019 up to (and including) 31 March 2019, 1.00 to 1.00 calculated for that Accounting Period on a trailing one quarter basis;

(b)	from 1 April 2019 up to (and including) 30 June 2019, 1.00 to 1.00 calculated for that Accounting Period on a trailing two quarter basis;

(c)	from 1 July 2019 up to (and including) 30 September 2019, 2.50 to 1.00 calculated for the Accounting Period on a trailing three quarter basis; and

(d)	at all other times thereafter, 2.50 to 1.00 calculated for each Accounting Period on a trailing four quarter basis.";

Exhibit 4.47

(k)
by adding the words "and maturity extension fees" to the end of the bold heading in clause 20.1 (Arrangement, commitment, agency fees) and adding a new paragraph (d) to clause 20.1 (Arrangement, commitment, agency fees and maturity extension fees) as follows:

"(d)	and within 3 Business Days of the service by the Agent of a notice to extend the Maturity Date of each Tranche pursuant to Clause 8.18 (Extension Conditions), a fee of $100,000;"

(l)	the definition of, and references throughout to, each Finance Document shall be construed as if the same referred to that Finance Document as amended and supplemented by this Agreement; and

(m)	by construing references throughout to "this Agreement" and other like expressions as if the same referred to the Loan Agreement as amended and supplemented by this Agreement.

5.2	Amendments to Finance Documents

With effect on and from the Effective Date each of the Finance Documents other than the Loan Agreement and the Mortgages in respect of the Ships shall be, and shall be deemed by this Agreement to be, amended as follows:

(a)
the definition of, and references throughout each of the Finance Documents to, the Loan Agreement, the Guarantee and any of the other Finance Documents shall be construed as if the same referred to the Loan Agreement, the Guarantee and those Finance Documents as amended and supplemented by this Agreement and where relevant, each Third Mortgage Addendum; and

(b)
by construing references throughout each of the Finance Documents to "this Agreement", "this Deed" and other like expressions as if the same referred to such Finance Documents as amended and supplemented by this Agreement and where relevant, each Third Mortgage Addendum.

5.3	Finance Documents to remain in full force and effect

The Finance Documents shall remain in full force and effect as amended and supplemented by:

(a)	the amendments to the Finance Documents contained or referred to in Clause 5.1 (Specific amendments to the Loan Agreement) and Clause 5.2 (Amendments to Finance Documents);

(b)	in the case of the Mortgages over each Ship, the Third Mortgage Addendum applicable to such Mortgage; and

(c)	such further or consequential modifications as may be necessary to give full effect to the terms of this Agreement.

6	Costs and Expenses

6.1	Waiver

The Borrower shall pay to the Agent on or prior to the Effective Date, an amendment request fee of US$70,000 and an initial maturity extension fee of US$100,000.

6.2	Other fees, costs and expenses

Clause 20.3 (costs of variations, amendments, enforcement etc) of the Loan Agreement, as amended and supplemented by this Agreement, applies to this Agreement as if it were expressly incorporated in it with any necessary modifications.

Exhibit 4.47

7	Notices

Clause 28 (notices) of the Loan Agreement and, in the case of the address for notices to the Guarantors, clause 16.1 (notices to Guarantor) of each Guarantee, in each case, as amended and supplemented by this Agreement, apply to this Agreement as if they were expressly incorporated in it with any necessary modifications.

8	Counterparts

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

9	Governing Law

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

10	Enforcement

10.1	Jurisdiction

(a)	Subject to paragraph (c) of this Clause 10.1 (Jurisdiction), the courts of England have exclusive jurisdiction to settle any Dispute arising out of or in connection with this Agreement.

(b)
The Borrower and the Guarantors each accept that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly neither the Borrower nor the Guarantors will argue to the contrary.

(c)
This Clause 10.1 (Jurisdiction) is for the exclusive benefit of the Creditor Parties only. As a result, nothing in this Clause 10 (Enforcement) shall exclude or limit any right which any Creditor Party may have (whether under the law of any country, an international convention or otherwise) with regard to the bringing of proceedings, the service of process, the recognition or enforcement of a judgment or any similar or related matter in any jurisdiction. To the extent allowed by law, the Creditor Parties may take concurrent proceedings in any number of jurisdictions.

(d)	Neither the Borrower nor either Guarantor shall commence any proceedings in any country other than England in relation to a Dispute.

10.2	Service of process

(a)	Without prejudice to any other mode of service allowed under any relevant law, each of the Borrower and the Guarantors:

(b)
irrevocably appoints Scorpio UK Ltd at its business office for the time being, presently at 10 Lower Grosvenor Place, London SW1W 0EN (attention: General Counsel) to act as its agent to receive and accept on its behalf service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(c)	agrees that failure by a process agent to notify the Borrower or the relevant Guarantor of the process will not invalidate the proceedings concerned.

(d)
If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Borrower (on behalf of itself and each Guarantor) must immediately (and in any event within 5 days of such event taking place) appoint another agent on terms acceptable to the Agent. Failing this, the Agent may appoint another agent for this purpose.

Exhibit 4.47

10.3	Meaning of "proceedings"

In this Clause 10 (Enforcement), "proceedings" means proceedings of any kind, including an application for a provisional or protective measure and a "Dispute" means any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement) or any non-contractual obligation arising out of or in connection with this Agreement.
This Agreement has been entered into on the date stated at the beginning of this Agreement.

Exhibit 4.47

SCHEDULE 1

Conditions Precedent

1	Borrower and the Guarantors

Documents of the kind specified in Schedule 4, Part A, paragraphs 2 to 5 (inclusive) of the Loan Agreement in relation to the entry by the Borrower and each Guarantor into this Agreement.

2	Mortgage Addenda

2.1
Documentary evidence that in respect of each Ship, a Third Mortgage Addendum has been duly registered against that Ship as a valid addendum in accordance with the laws of the jurisdiction of its Approved Flag.

3	Mandatory prepayment
Evidence that the Agent has received the prepayments contemplated in the new clause 8.17 (Sixth Supplement mandatory prepayment) of the Loan Agreement in the amounts and as more particularly described in paragraph (f) of Clause 5.1 (Specific amendments to the Loan Agreement) of this Agreement.

4	Legal opinions
A legal opinion of Watson Farley & Williams LLP, the legal advisers to the Creditor Parties, in respect of Marshall Islands law, substantially in the form distributed to the Agent before signing this Agreement.

5	Other documents and evidence

5.1
A copy of any other consent, authorisation, approval or other document, opinion or assurance which the Lender considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by this Agreement or for the validity and enforceability of any Finance Document as amended and supplemented by this Agreement.

5.2
Evidence that the fee dues from the Borrower pursuant to Clause 6.1 (Waiver) of this Agreement have been paid on or prior to the date of this Agreement and any other costs and expenses then due from the Borrower against issued invoices pursuant to Clause 6 (Costs and Expenses) of this Agreement have been paid or will be paid by the Effective Date.

5.3	Evidence that the agent referred to in Clause 10.2 (Service of process) of this Agreement has accepted its appointment as agent for service of process under this Agreement.

Exhibit 4.47

SCHEDULE 2

Form of Marshall Islands Mortgage Addendum

m.v. "[●]"
THIRD ADDENDUM TO FIRST PREFERRED MARSHALL ISLANDS MORTGAGE
THIS THIRD ADDENDUM made on the                     day of [●] 2016
BETWEEN:

(1)
SBI [●] SHIPPING COMPANY LIMITED, a corporation incorporated in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the "Owner", which expression shall include its successors and permitted assigns); and

(2)	NIBC BANK N.V., acting through its office at Carnegieplein 4, 2517 KJ, The Hague, The Netherlands (the "Security Trustee", which expression includes its successors and assigns).

IS SUPPLEMENTAL to a first preferred Marshall Islands ship mortgage dated [●] over m.v. "[●]" having Official No. [●] (the "Ship"), executed by the Owner in favour of the Security Trustee duly recorded in the Central Office of the Maritime Administrator of the Republic of the Marshall Islands on [●] at [●] A.M., [●] at the Authority of the Government of the Republic of the Marshall Islands in London, in Book [●] at Page [●] as supplemented by a first mortgage addendum dated [●] 2016 recorded at the office of the Maritime Administrator of the Republic of the Marshall Islands on [●] at [●] A.M., [●] at the central office of the Maritime Administrator in New York in Book [●] at Page [●] and a second mortgage addendum dated [●] 2016 recorded at the office of Maritime Administrator of the Republic of the Marshall Islands on [●] at [●] A.M., [●] at the central office of the Maritime Administrator in New York in Book [●] at Page [●] (the "Mortgage").
WHEREAS:

(A)
By a loan agreement dated 27 June 2014 (the "Original Loan Agreement") and made between (i) Scorpio Bulkers Inc. (the "Borrower"), (ii) the banks and financial institutions listed in schedule 1 thereto as lenders (the "Lenders"), (iii) the banks and financial institutions listed in schedule 2 thereto as swap bank (the "Swap Bank"), (iv) NIBC Bank N.V. as mandated lead arranger and agent (the "Agent" together the Lenders, the Swap Banks and the Security Trustee, the "Creditor Parties" ) and (v) the Security Trustee, the Lenders made available to the Borrower a loan facility in an amount of up to $39,600,000 (the "Loan").

(B)
By a first supplemental agreement dated 29 October 2014, a second supplemental agreement dated 6 February 2015, a third supplemental agreement dated 14 January 2016, a fourth supplemental agreement dated 29 March 2016 and a fifth supplemental agreement dated 15 June 2016 (together, the "Supplemental Agreements" and together with the Original Loan Agreement, the "Loan Agreement") the Original Loan Agreement was amended and supplemented pursuant to the terms and conditions set out therein. The principal and outstanding amount under the Loan Agreement on the date hereof is US$20,144,097.17

(C)
Pursuant to the terms of a sixth supplemental agreement dated [●] 2016 (the "Sixth Supplemental Agreement") amending and supplementing the Loan Agreement and made between (i) the Borrower, (ii) the Owner and SBI [●] Shipping Company Limited (the "Guarantors"), and (iii) the Creditor Parties have agreed (inter alia) to amend the Loan Agreement in accordance with the terms and conditions therein contained. A copy of the form of the Sixth Supplemental Agreement is annexed hereto marked "A" and forms an integral

Exhibit 4.47

part hereof and in respect of which the terms and conditions thereof shall be considered as part hereof and as part of the Mortgage.

(D)
By a Master Agreement (the "Master Agreement") dated 27 June 2014 and made between the Borrower and the Swap Bank, the Swap Bank may enter into Designated Transactions with the Borrower to hedge the Borrower's exposure to interest rate fluctuations arising from the funding of the Loan (or any part thereof) and the maximum payable by the Borrower under the Master Agreement is US$2,665,000.

(E)
By the Agency and Trust Deed (as defined in the Loan Agreement) entered into pursuant to the Loan Agreement, it was agreed that the Security Trustee would hold the Trust Property on trust for the Lenders and the Swap Bank.

(F)	The agreement of the Creditor Parties contained in the Sixth Supplemental Agreement is conditional upon (inter alia) the execution of this Third Addendum.

NOW THIS SECOND ADDENDUM WITNESSETH AND IT IS HEREBY AGREED

6
In consideration of the premises and other good valuable consideration, the Owner grants, conveys, mortgages, pledges, confirms, assigns, transfers and sets over the whole of the Ship to the Security Trustee as security for the obligations of the Owner under the Loan Agreement as amended and supplemented by the Sixth Supplemental Agreement.

7
Except where otherwise expressly provided or unless the context otherwise requires, words and expressions defined in the Loan Agreement, the Sixth Supplemental Agreement and the Mortgage shall bear the same meanings when used in this Third Addendum.

8
In consideration of the premises and pursuant to the Sixth Supplemental Agreement, with effect on and from the date hereof the following amendments shall be (and are hereby) made to the Third Mortgage:

(a)
by construing references in the Mortgage to the "Loan Agreement" to mean, wherever the context so admits, references to the Loan Agreement as amended and supplemented by the Sixth Supplemental Agreement; and

(b)
by construing references in the Mortgage to "this Mortgage", "hereunder", "herein" and other such like terms to mean, wherever the context so admits, references to the Mortgage as amended and supplemented by this Third Addendum.

9
For the purpose of recording this Third Addendum as required by Chapter 3 of the Republic of the Marshall Islands Maritime Act 1990 as amended, the total amount of the direct and contingent obligations secured by the Mortgage as amended by this Third Addendum is reduced to $20,809,097.17 comprised of (i) $20,144,097.17 in respect of the Loan Agreement and (ii) $2,665,000 in respect of the Master Agreement, together with interest, fees, commissions and performance of mortgage covenants. The date of maturity of this Mortgage is on demand and there is no separate discharge amount.

10
Save to the extent that it is varied hereby the Mortgage shall continue in full force and effect as a continuing security for the amounts thereby secured, is hereby ratified and confirmed by the Owner, and the Mortgage and this Third Addendum shall be read and construed as one document. The parties expressly declare that nothing contained in this Third Addendum shall constitute a novation of the original obligations contained in the Mortgage.

6

(a)	The Owner will cause this Third Addendum to be recorded against the Ship in accordance with the provisions of Marshall Islands mortgage law and practice.

Exhibit 4.47

(b)
The Owner hereby further undertakes at its own expense, to sign, perfect, do and (if required) register every such assurance, document, act or thing desirable for the purpose of perfecting the security constituted or intended to be constituted by the Mortgage and this Third Addendum.

IN WITNESS WHEREOF the Owner and the Security Trustee have caused this Third Addendum to be duly executed the date and year first before written.

SBI [●] SHIPPING COMPANY LIMITED

By: ________________________
Name:
Title: Attorney-in-Fact

NIBC BANK N.V.

By: ________________________
Name:
Title: Attorney-in-Fact

Exhibit 4.47

ACKNOWLEDGEMENT OF THIRD ADDENDUM TO A FIRST PREFERRED MORTGAGE
DATED [●] 2016

STATE OF NEW YORK        )
COUNTY OF NEW YORK        ) S.S.
On this            day of              2016 before me personally appeared                                      known to me who being by me duly sworn did depose and say that she/he resides at                                                                                                                                                             ; that she/he is an attorney in fact for SBI [●] SHIPPING COMPANY LIMITED, the Marshall Islands corporation described in and which executed the foregoing instrument; and that she/he signed her/his name thereto by order of the Directors of said Corporation.

_______________________
Notary Public

STATE OF NEW YORK    )
COUNTY OF NEW YORK    ) S.S.
On this            day of              2016 before me personally appeared                                      known to me who being by me duly sworn did depose and say that she/he resides at                                                                                                                                                                ; that she/he is an attorney in fact for NIBC BANK N.V., the bank described in and which executed the foregoing instrument; and that she/he signed her/his name thereto by order of the Directors of said Corporation.

_______________________
Notary Public

Exhibit 4.47

Execution Pages
BORROWER

SIGNED by    /s/ Luca Forgione                        )
duly authorised     General Counsel                        )
for and on behalf of                        )
SCORPIO BULKERS INC.                    )
in the presence of:                        )

Witness' signature: /s/ Andrew Cottrell                        )
Witness' name:                            )
Witness' address:                        )

GUARANTORS

SIGNED by /s/ Micha Withoft                        )
duly authorised    Attorney-in-Fact                        )
for and on behalf of                        )
SBI CAKEWALK SHIPPING COMPANY LIMITED    )
in the presence of:                        )

Witness' signature:    /s/ Andrew Cottrell                        )
Witness' name:                            )
Witness' address:                        )

SIGNED by    /s/ Micha Withoft                            )
duly authorised     Attorney-in-Fact                        )
for and on behalf of                        )
SBI CHARLESTON SHIPPING COMPANY LIMITED    )
in the presence of:                        )

Witness' signature:    /s/ Andrew Cottrell                        )
Witness' name:                            )
Witness' address:                        )

Exhibit 4.47

THE AGENT (ON BEHALF OF THE LENDERS)

SIGNED by    /s/ Saskia Hovers                        )
Managing Director                        )
duly authorised                             )
for and on behalf of                        )
NIBC BANK N.V.                        )
in the presence of:                        )

Witness' signature:    /s/ P. Jouger                    )
Witness' name:                            )
Witness' address:                        )

THE AGENT (ON BEHALF OF THE SWAP BANKS)

SIGNED by    /s/ Saskia Hovers                        )
Managing Director                        )
)
duly authorised                             )
for and on behalf of                        )
NIBC BANK N.V.                        )
in the presence of:                        )

Witness' signature:    /s/ P. Jouger                        )
Witness' name:                            )
Witness' address:                        )

THE AGENT

SIGNED by    /s/ Saskia Hovers                        )
Managing Director                    )
)
duly authorised                             )
for and on behalf of                        )
NIBC BANK N.V.                        )
in the presence of:                        )

Witness' signature:    /s/ P. Jouger                        )
Witness' name:                            )
Witness' address:                        )

THE SECURITY TRUSTEE

SIGNED by    /s/ Saskia Hovers                        )
Managing Director                    )
)
duly authorised                             )
for and on behalf of                        )
NIBC BANK N.V.                        )

Exhibit 4.47

in the presence of:                        )

Witness' signature:    /s/ P. Jouger                        )
Witness' name:                            )
Witness' address:                        )